Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Jasper Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Voting common stock, par value $0.0001 per share	457(h)	5,797	(2)	$19.9966	(3)	$115,918.29	0.00014760	$17.11
Equity	Voting common stock, par value $0.0001 per share	457(h)	269,203	(4)	$17.95	(5)	$4,832,195.65	0.00014760	$713.23
Equity	Voting common stock, par value $0.0001 per share	457(h)	55,000	(6)	$16.9971	(7)	$934,840.50	0.00014760	$137.98
Total Offering Amounts							$5,882,954.44	—	$868.32
Total Fees Previously Paid							—	—	—
Total Fee Offsets(8)							—	—	—
Net Fee Due							—	—	$868.32

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the Registration Statement”) shall also cover any additional shares of the Registrant’s voting common stock, $0.0001 par value per share (the “Common Stock”), that become issuable under the Jasper Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2021 Plan on January 1, 2024 pursuant to an “evergreen” provision contained in the 2021 Plan less 269,203 shares of Common Stock subject to options previously granted pursuant to the 2021 Plan on February 15, 2024. The 2021 Plan provides that an additional number of shares will automatically be added annually to the shares authorized under the 2021 Plan on January 1st of each year for a period of ten years, beginning on January 1, 2022 and continuing through January 1, 2031. The number of shares of Common Stock added each year will be equal to the lesser of: (a) four percent (4.0%) of the total number of shares of Common Stock outstanding on December 31 of the preceding year; or (b) 275,0000 shares of Common Stock (subject to adjustment by reason of any stock dividend, stock split, recapitalization or other similar transaction); provided, however, that the Registrant’s board of directors may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $19.9966 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on February 28, 2024, a date within five business days prior to the filing of this Registration Statement.

(4)	Represent shares of Common Stock which are issuable upon exercise of the outstanding stock options previously granted pursuant to the 2021 Plan.

(5)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the exercise price for the options previously granted pursuant to the 2021 Plan on February 15, 2024.

(6)	Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the ESPP on January 1, 2024 pursuant to an “evergreen” provision contained in the ESPP. The ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1 of each year for a period of ten years, beginning on January 1, 2022 and continuing through January 1, 2031. The number of shares of Common Stock added each year will be equal to the lesser of (a) 1.0% of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding year; and (b) 55,000 shares of Common Stock (subject to adjustment by reason of any stock dividend, stock split, recapitalization or other similar transaction), provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that there will be no increase for such calendar year or that the increase for such calendar year will be a lesser number of shares of Common Stock than the amounts set forth in clauses (a) or (b) above.

(7)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on 85% of $19.9966 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on February 28, 2024, a date within five business days prior to the filing of this Registration Statement. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of fair market value of the Common Stock on (a) the first day of the offering period, and (b) the purchase date.

(8)	The Registrant does not have any fee offsets.